UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 2, 2006
Wabash National Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana	47905

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(765) 771-5310

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01    Entry into a Material Definitive Agreement
          On March 3, 2006, Wabash National Corporation (the “Company”), entered into a Stock Purchase Agreement by and among the Company, Transcraft Corporation (“Transcraft”), and Transcraft Investment Partners, L.P. (the “Stock Purchase Agreement”). The Stock Purchase Agreement provided for the acquisition by the Company of all of the outstanding stock of Transcraft. Upon the closing of the transactions under the Stock Purchase Agreement, which occurred on March 3, 2006, Transcraft became a wholly-owned subsidiary of the Company. The cash purchase price for Transcraft pursuant to the Agreement was approximately $71 million, plus the potential for additional consideration of $4.5 million that is payable if the acquired company achieves certain 2006 performance targets. The Stock Purchase Agreement contains customary representations and warranties of both Transcraft and the Company for a transaction of this nature. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by Transcraft and the Company in connection with negotiating the terms of the Stock Purchase Agreement, and may have been included in the Stock Purchase Agreement for the purpose of allocating risk between Transcraft and the Company rather than establishing matters as facts. Accordingly, the Stock Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Stock Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
          In connection with the Stock Purchase Agreement, on March 2, 2006, the Company entered into a Consent to its Amended and Restated Loan and Security Agreement dated December 30, 2004 (the “Consent”). The Consent extended the expiration date by which the Company’s lenders would permit the acquisition of Transcraft. The foregoing description of the Consent is qualified in its entirety by reference to the Consent, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement by and among Wabash National Corporation, Transcraft Corporation, and Transcraft Investment Partners, L.P. dated as of March 3, 2006.

10.2	Consent dated March 2, 2006 to Amended and Restated Loan and Security Agreement dated December 30, 2004.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION
Date: March 8, 2006	By:	/s/ Robert J. Smith
Robert J. Smith
Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement by and among Wabash National Corporation, Transcraft Corporation, and Transcraft Investment Partners, L.P. dated as of March 3, 2006.

10.2	Consent dated March 2, 2006 to Amended and Restated Loan and Security Agreement dated December 30, 2004.